EXHIBIT 99.5
AMENDMENT NO. 2 TO STOCK OPTION AGREEMENTS
     This Amendment No. 2 made as of February 12, 2008 relates to the Stock Option Agreements entered into as of April 24, 2007, by and among Optionees identified on Schedule A hereto and Rudolf and Doris Gunnerman as Stockholders.
     For mutual good and valuable consideration and the mutual covenants, conditions and agreements herein contained, and other good and valuable consideration and intending to be legally bound, the parties hereto hereby agree as follows:
     1. The right to exercise the Option (as defined in each of the Stock Option Agreements) is extended until the sooner of (i) August 31, 2008, or (ii) the thirtieth day after notice is given by Stockholders after and that the Common Stock of Sulphco, Inc. has a volume weighted average trading price of $6.00 or higher for five consecutive trading days with trading volume of not less than 1,000,000 shares of Common Stock each such trading day, as reported by Bloomberg LP for the principal trading market of such Common Stock, or (iii) such later date pursuant to Section 2 of the Stock Option Agreement.
     2. Capitalized terms employed herein shall have the meanings given to them in the Stock Option Agreements.
     3. Except as modified herein, all of the terms of the Stock Option Agreements remain in full force and effect.
     4. All of the venue, jurisdiction, notice and miscellaneous provisions of the Stock Option Agreements apply to this Amendment No. 2.
     5. This Amendment No. 2 shall be effective immediately.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the first date above written.

/s/ Rudolf Gunnerman	/s/ Doris Gunnerman
RUDOLF GUNNERMAN	DORIS GUNNERMAN

SCHEDULE A TO AMENDMENT NO. 2
TO STOCK OPTION AGREEMENT

OPTIONEES
ELLIS CAPITAL LLC
ABRAHAM WOLFSON, successor to Mayflower Oak LLC
SOUTH FERRY #2, LP, successor to Mayflower Oak LLC
MORRIS WOLFSON, successor to Mayflower Oak LLC
AARON WOLFSON, successor to Mayflower Oak LLC
ELI LERISTON, successor to Mayflower Oak LLC
IROQUOIS MASTER FUND LTD.
SCOT COHEN
SCOTT JASON COHEN FOUNDATION INC.
MERAV ABBE IRREVOCABLE TRUST
EDWARD G. ROSENBLOM
DEVIDAS BUDRANI
JOSHUA SILVERMAN
PHIL MIRABELLI